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                                                                     Exhibit 4.2

                          SECOND SUPPLEMENTAL INDENTURE

          This Supplemental Indenture, dated as of June 27, 2003 (this "Supplemental Indenture"), among Global Imaging Systems, Inc. (together with its successors and assigns, the "Company"), each existing Guarantor under the Indenture referred to below (the "Existing Guarantors"), and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 16, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $57,500,000 million of 4% Convertible Senior Subordinated Notes due 2008 of the Company;

          WHEREAS, the parties hereto desire to clarify and amend certain provisions of the Indenture; and

          WHEREAS, pursuant to Sections 11.1(f) and (g) of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                   AMENDMENTS

          Section 2.1 Amendment and Restatement of Section 7.1. Section 7.1 of the Indenture is hereby amended and restated in its entirety to read as follows:

          SECTION 7.1. Company or Any Guarantor May Consolidate, Etc., Only on Certain Terms. Neither the Company nor any Guarantor shall consolidate with or merge into

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any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a) (1) the Company or such Guarantor, as the case may be, shall be the continuing entity or (2) the Person (in the case of a consolidation, merger, conveyance, transfer or lease by a Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety is the Company or is, prior to completion of such consolidation, merger, conveyance, transfer or lease, a Guarantor or (3) the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Guarantor, as the case may be, substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, including Additional Interest, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company or such Guarantor, as the case may be, to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, shall have been merged or by the Person which shall have acquired the Company's or such Guarantor's assets;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company or such Guarantor, as applicable, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with and the supplemental indenture constitutes a legal, valid and binding obligation of such successor person.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

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          Section 3.2 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          Section 3.3 Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.4 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.5 Multiple Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          Section 3.6 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 3.7 Notation on Notes. Pursuant to Section 11.5 of the Indenture, new Securities reflecting the amendments to the Indenture made hereby shall not be issued; however, corresponding changes to the Securities to reflect the amendments made hereby shall be deemed to be made to the Securities as of the date of this Supplemental Indenture. The Trustee may, but shall not be required to, place an appropriate notation as to this Supplemental Indenture on any Security hereafter authenticated in accordance with Section 11.5 of the Indenture.

                            [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                             GLOBAL IMAGING SYSTEMS, INC.


                             By: /s/ Raymond Schilling
                                 -----------------------------------------------
                                 Name:  Raymond Schilling
                                 Title: Senior Vice President, Chief Financial
                                        Officer,Secretary and Treasurer

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                             ALTERNATIVE OFFICE SYSTEMS, INC.
                             ARIZONA OFFICE TECHNOLOGIES, INC.
                             AVPRESENTATIONS, INC.
                             BUSINESS EQUIPMENT UNLIMITED
                             CARR BUSINESS SYSTEMS, INC.
                             CENTRE BUSINESS PRODUCTS, INC.
                             COLUMN OFFICE EQUIPMENT, INC.
                             COMMERCIAL EQUIPMENT COMPANY
                             COPY SERVICE AND SUPPLY, INC.
                             DANIEL COMMUNICATIONS, INC.
                             DISTINCTIVE BUSINESS PRODUCTS, INC.
                             DUPLICATING SPECIALTIES, INC.
                             ECOM-DIVISION, INC.
                             ELECTRONIC SYSTEMS, INC.
                             LEWAN & ASSOCIATES, INC.
                             N&L ENTERPRISES, LLC
                             PACIFIC OFFICE SOLUTIONS, INC.
                             PROVIEW, INC.
                             QUALITY BUSINESS SYSTEMS, INC.
                             SOUTHERN BUSINESS COMMUNICATIONS, INC.
                             ELECTRONIC SYSTEMS OF RICHMOND, INC.
                             AMERICAN PHOTOCOPY EQUIPMENT
                                      COMPANY OF PITTSBURGH, LLC
                             BERNEY OFFICE SOLUTIONS, LLC
                             CAMERON OFFICE PRODUCTS, LLC
                             CAPITOL OFFICE SOLUTIONS, LLC
                             CONNECTICUT BUSINESS SYSTEMS, LLC
                             CONWAY OFFICE PRODUCTS, LLC
                             EASTERN COPY PRODUCTS, LLC
                             GLOBAL IMAGING FINANCE COMPANY, LLC
                             GLOBAL IMAGING OPERATIONS, LLC
                             MODERN BUSINESS MACHINES, LLC
                             NORTHEAST COPIER SYSTEMS, LLC
                             OFFICE TECH, LLC
                             GLOBAL OPERATIONS TEXAS, L.P.
                                By: GLOBAL IMAGING SYSTEMS, INC.,
                                    Its General Partner,
                             Each as an Existing Guarantor


                             By: /s/ Raymond Schilling
                                 ---------------------------------------------
                                  Name:   Raymond Schilling
                                  Title:  Vice President, of each entity above


                             THE BANK OF NEW YORK, as Trustee


                             By: /s/ Louis P. Young
                                 ---------------------------------------------
                                  Name: Louis P. Young
                                  Title:  Authorized Signer

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